UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

October 10, 2006

Date of Report (Date of earliest event reported)

SANMINA-SCI CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	000-21272	77-0228183
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2700 North First Street
San Jose, California 95134

(Address of principal executive offices)

(408) 964-3500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐               Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐               Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐               Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐               Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01  Other Events

On October 9, 2006, Sanmina-SCI Corporation (the “Company”) entered into a commitment letter with Bank of America, N.A., Bank of America Securities LLC, Citigroup Global Markets Inc. (together with its affiliates, “Citigroup”), Deutsche Bank AG Cayman Islands Branch and Deutsche Bank Securities Inc. for a $600.0 million senior unsecured term loan credit facility that would mature on January 31, 2008 (the “Commitment Letter”). The obligations of Bank of America, N.A., Citigroup and Deutsche Bank AG Cayman Islands Branch to make loans to the Company pursuant to the Commitment Letter are subject to the satisfaction of a number of important conditions, including the satisfactory completion of due diligence reviews, the negotiation, execution and delivery of definitive documentation with respect to the new credit facilities and the satisfaction of other customary conditions precedent for financings of this type. The Company intends to use the proceeds to refinance the approximately $525.0 million outstanding principal amount of the 3% Convertible Subordinated Notes due 2007 issued by SCI Systems, Inc., and guaranteed by the Company, and working capital and general corporate purposes.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SANMINA-SCI CORPORATION

Date: October 10, 2006	By:	/s/ David L. White
David L. White
Executive Vice President and Chief Financial Officer